News Release	CONTACTS:
Investors:
Joe Selner, Chief Financial Officer
920-491-7120
Media:
Cindy Moon-Mogush, Corporate Communications
920-431-8034
Associated earns 60 cents per diluted share in 1st quarter of 2006
•	First quarter loan growth 9% (annualized)

•	Wholesale funding reduction initiative accelerated late in first quarter

•	Stock buy-back totals 4 million shares in 1Q and tangible capital is 6.41% of tangible assets

•	Quarterly dividend increased to 29 cents
     GREEN BAY, Wis. – April 20, 2006 – Associated Banc-Corp (Nasdaq: ASBC) earned $.60 per diluted share in the first quarter of 2006, compared to $.59 per diluted share in the first quarter of 2005. Net income for the first quarter was $81.7 million, up 5.5 percent compared to first quarter 2005 net income of $77.5 million. Book value per share rose to $16.98 as of March 31, 2006, up 8.7 percent compared to a year earlier.
     For the first quarter of 2006, return on average assets (ROA) was 1.52 percent and return on average equity (ROE) was 14.16 percent, compared to ROA of 1.54 percent and ROE of 15.52 percent for the first quarter of 2005. Return on average tangible equity (which is a non-GAAP measure that excludes average goodwill and other intangible assets from average equity) was 23.48 percent in the first quarter of 2006, versus 24.13 percent in the first quarter of 2005.
     Comparatively, for the fourth quarter of 2005, net income was $87.6 million, and diluted earnings per share were $.64, while book value per share was $17.15 at year-end 2005. ROA was 1.58 percent, ROE was 14.99 percent, and return on average tangible equity was 22.70 percent for the fourth quarter of 2005.
     Loans as of March 31, 2006 were $15.5 billion, up $1.6 billion or 12 percent over first quarter of 2005. Since year-end 2005, loans increased $333 million (or 9 percent annualized), driven by growth in home equity and commercial loans.
     At March 31, 2006, the allowance for loan losses represented 1.31 percent of total loans and covered 185 percent of nonperforming loans. Nonperforming loans rose to $110 million, representing 0.71 percent of total loans, compared to $99 million or 0.65 percent of loans at year-end 2005. The provision for loan losses was $4.5 million, $2.3 million, and $3.7 million, respectively, for the first quarter of 2006, the first quarter of 2005, and the fourth quarter of 2005, approximating net charge-off levels for each period. First quarter 2006 net charge-offs were 0.12 percent of average loans, compared to 0.09 percent for the full year 2005.
     “I am very pleased with the growth in our home equity and commercial loans this quarter. This progress is evidence of traction in our sales efforts and the investments made in our distribution system in 2005,” Associated Banc-Corp President and CEO Paul S. Beideman said.
- more -

ASBC 1Q’06 page 2 of 3
     “Also, our overall asset quality remains at historically strong levels,” Beideman said. While consumer loan losses were higher in the first quarter of 2006, as our customers deal with rising short-term rates, we anticipate that this trend will moderate over the next few quarters.”
     Period-end deposits at March 31, 2006 were $13.6 billion, up $1.4 billion or 12 percent over the first quarter of last year. Since year-end 2005, interest-bearing deposits grew while non-interest bearing demand deposits reflected seasonal declines.
     “Core deposit growth remains a top priority, and we are beginning to see progress from our improved deposit product line, sales results, and investments in core markets,” said Beideman. However, competitive pricing pressures, along with the shifting of deposits to higher-priced products or to alternatives outside of the banking industry, continue to challenge deposit growth.
     “The first quarter also reflects actions taken in connection with our previously announced initiative to reduce wholesale funding by up to $2 billion by year-end 2006,” Beideman said.
     The company used cash flows from maturing investments, as well as proceeds from the sale of $0.7 billion of investment securities in late March, to reduce wholesale funding and to buy back 4 million shares of common stock under an accelerated share repurchase. Investment security sales included losses of $15.8 million, offset by gains of $18.3 million on equity securities sales, resulting in a net $2.5 million pre-tax gain for the quarter.
     “Cumulatively, we have reduced wholesale funding by $1.1 billion since Sept. 30, 2005, after adjusting for our fourth quarter acquisition, reducing our ratio of wholesale funding to total funding from 34 percent to 29 percent at March 31, 2006.”
     Associated’s net interest income for the first quarter of 2006 was $166.9 million, compared to $165.9 million and $175.6 million for the first and fourth quarters of 2005, respectively. The first quarter 2006 net interest margin was 3.48 percent, compared to 3.68 percent for the first quarter of 2005, and 3.59 percent for the fourth quarter of 2005. Net interest income and the net interest margin were pressured by the interest rate environment, resulting in a rising cost of funds that exceeded the increased yield on earning assets. The late-March 2006 investment sale activity had minimal impact on the margin for the first quarter.
     Of the 11 basis point decline in the margin from the fourth quarter, approximately 6 basis points was attributable to the seasonal outflow of net free funds (notably non-interest bearing demand deposits), with the remainder from the combination of rate, volume and mix changes. “We believe the steps we are taking should help improve the margin to a level comparable to that of the fourth quarter of 2005,” said Beideman.
     Core noninterest revenues grew between the first quarter periods with increases in trust service fees (7 percent), service charges on deposits (12 percent), card-based and other nondeposit fees (9 percent), and retail commissions (5 percent). Compared to the fourth quarter of 2005, seasonal trends impacted retail commissions (up $1.9 million) and service charges (down $2.1 million). Trust fees, as well as card-based and other nondeposit fees, were relatively flat between the first quarter of 2006 and fourth quarter of 2005.
     Net mortgage banking income was $4.4 million for the first quarter of 2006, down $5.5 million from the first quarter of 2005, and down $7.8 million from the fourth quarter of 2005. Mortgage banking revenues were affected by lower secondary mortgage production (which was down 27 percent and 31 percent from the first and fourth quarters, respectively), and by a lower residential mortgage portfolio serviced for others (down on average 16 percent and 8 percent compared to first and fourth quarters, respectively) as the company sold $1.5 billion of its servicing portfolio at a $5.3 million gain during the fourth quarter. Valuation reserve recoveries on the mortgage servicing rights asset, included in net mortgage banking income, were $1.4 million, $4.0 million, and $1.3 million, respectively, for the first quarter of 2006, the first quarter of 2005 and the fourth quarter of 2005.
     Expenses remain controlled. Noninterest expense was $123.5 million for the first quarter of 2006, up $2.2 million (2 percent) over the first quarter of 2005 and down $2.1 million (2 percent) compared to the fourth quarter of 2005. Included in personnel expense for the first quarter of 2006
- more -

ASBC 1Q’06 page 3 of 3
was $0.2 million of compensation expense related to unvested options required by the company’s January 1, 2006, adoption of Statement of Financial Accounting Standard No. 123 (revised 2004). The efficiency ratio was 51.00 percent, 49.73 percent and 48.38 percent for the first quarter of 2006, the first quarter of 2005 and the fourth quarter of 2005, respectively.
     The effective tax rate for the first quarter of 2006 was 25.52 percent, compared to 31.87 percent and 31.22 percent during the first and fourth quarters of 2005, respectively. The decline was primarily due to the first quarter 2006 resolution of certain multi-jurisdictional tax issues for certain years, which resulted in the reduction of previously recorded tax liabilities and reduced income tax expense in the first quarter of 2006. In addition, the company entered into a confidential settlement agreement with the State of Wisconsin regarding its Nevada investment subsidiaries.
     Associated repurchased 4 million shares of its common stock in the first quarter of 2006 at an average price of $33.89 per share. During the first quarter, the company paid a dividend of 27 cents per share, up 8 percent from the year-earlier dividend.
     Associated’s Board of Directors today approved a dividend of 29 cents per share for the second quarter, representing a 7 percent increase over the previous quarterly dividend. This is Associated’s 36th consecutive annual dividend increase.
     “While we are facing a challenging business environment, we believe that the actions we are taking will better position the company to achieve current consensus earnings estimates,” Beideman said.
     Associated will host a conference call for investors and analysts at 3 p.m. CDT today. The toll-free dial-in number for the live call is 888-694-4769. The number for international callers is 973-582-2757. Participants should ask the operator for the Associated Banc-Corp first quarter 2006 earnings call, or for call ID number 7234181. A replay of the call will be available starting at 6 p.m. CT on April 20 through April 27 by calling 877-519-4471 (toll-free) domestically or 973-341-3080 internationally. The call ID number, 7234181, is required to access the replay.
     Additionally, remarks by Beideman at the company’s April 26 Annual Meeting of Shareholders will be webcast. The webcast, featuring audio and slides of Beideman’s remarks, will be available through the company’s Web site live starting at approximately 11:10 a.m. CDT Wednesday, April 26. Interested parties should go the Web site a few minutes before the start time to register at www.associatedbank.com. Click on the Investor Relations link on the right side of the page, and then see the “News and Highlights” section.
     Associated Banc-Corp, headquartered in Green Bay, Wis., is a diversified multibank holding company with total assets of $22 billion. Associated has more than 320 banking offices serving more than 180 communities in Wisconsin, Illinois, and Minnesota. The company offers a full range of traditional banking services and a variety of other financial products and services. More information about Associated Banc-Corp is available at www.associatedbank.com.
     Statements made in this document that are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. These statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” or similar expressions. Outcomes related to such statements are subject to numerous risk factors and uncertainties including those listed in the company’s Annual Report filed on Form 10-K.
Six pages of tables follow.

Consolidated Balance Sheets (Unaudited)
Associated Banc-Corp

	March 31,	December 31,		March 31,
(in thousands)	2006	2005	% Change	2005	% Change

Assets
Cash and due from banks	$405,001	$460,230	(12.0%)	$327,487	23.7%
Interest-bearing deposits in other financial institutions	20,096	14,254	41.0%	14,202	41.5%
Federal funds sold and securities purchased under agreements to resell	8,380	17,811	(53.0%)	15,655	(46.5%)
Securities available for sale, at fair value	3,840,697	4,711,605	(18.5%)	4,835,134	(20.6%)
Loans held for sale	47,818	57,710	(17.1%)	79,975	(40.2%)
Loans	15,539,187	15,206,464	2.2%	13,923,196	11.6%
Allowance for loan losses	(203,408)	(203,404)	0.0%	(189,917)	7.1%

Loans, net	15,335,779	15,003,060	2.2%	13,733,279	11.7%
Premises and equipment	200,014	206,153	(3.0%)	180,315	10.9%
Goodwill	875,727	877,680	(0.2%)	679,993	28.8%
Other intangible assets, net	117,290	120,358	(2.5%)	119,381	(1.8%)
Other assets	668,058	631,221	5.8%	517,021	29.2%

Total assets	$21,518,860	$22,100,082	(2.6%)	$20,502,442	5.0%

Liabilities and Stockholders’ Equity
Noninterest-bearing deposits	$2,319,075	$2,504,926	(7.4%)	$2,156,592	7.5%
Interest-bearing deposits, excluding Brokered CDs	10,730,135	10,538,856	1.8%	9,819,201	9.3%
Brokered CDs	567,660	529,307	7.2%	218,111	160.3%

Total deposits	13,616,870	13,573,089	0.3%	12,193,904	11.7%
Short-term borrowings	2,597,950	2,666,307	(2.6%)	2,778,161	(6.5%)
Long-term funding	2,898,089	3,348,476	(13.5%)	3,332,804	(13.0%)
Accrued expenses and other liabilities	161,256	187,232	(13.9%)	172,502	(6.5%)

Total liabilities	19,274,165	19,775,104	(2.5%)	18,477,371	4.3%
Stockholders’ Equity
Preferred stock	—	—		—
Common stock	1,323	1,357	(2.5%)	1,300	1.8%
Surplus	1,178,908	1,301,004	(9.4%)	1,128,148	4.5%
Retained earnings	1,073,968	1,029,247	4.3%	898,578	19.5%
Accumulated other comprehensive income (loss)	(9,504)	(3,938)	141.3%	10,505	(190.5%)
Deferred compensation	—	(2,081)	(100.0%)	(3,814)	(100.0%)
Treasury stock, at cost	—	(611)	(100.0%)	(9,646)	(100.0%)

Total stockholders’ equity	2,244,695	2,324,978	(3.5%)	2,025,071	10.8%

Total liabilities and stockholders’ equity	$21,518,860	$22,100,082	(2.6%)	$20,502,442	5.0%

Consolidated Statements of Income (Unaudited)
Associated Banc-Corp

	For The Three Months Ended,
	March 31,
(in thousands, except per share amounts)	2006	2005	% Change

Interest Income
Interest and fees on loans	$261,015	$200,309	30.3%
Interest and dividends on investment securities and deposits with other financial institutions
Taxable	39,116	41,034	(4.7%)
Tax-exempt	10,163	9,723	4.5%
Interest on federal funds sold and securities purchased under agreements to resell	249	82	203.7%

Total interest income	310,543	251,148	23.6%
Interest Expense
Interest on deposits	77,878	44,433	75.3%
Interest on short-term borrowings	33,244	17,169	93.6%
Interest on long-term funding	32,552	23,638	37.7%

Total interest expense	143,674	85,240	68.6%

Net Interest Income	166,869	165,908	0.6%
Provision for loan losses	4,465	2,327	91.9%

Net interest income after provision for loan losses	162,404	163,581	(0.7%)
Noninterest Income
Trust service fees	8,897	8,328	6.8%
Service charges on deposit accounts	20,959	18,665	12.3%
Mortgage banking, net	4,404	9,884	(55.4%)
Card-based and other nondeposit fees	9,886	9,111	8.5%
Retail commissions	15,478	14,705	5.3%
Bank owned life insurance income	3,071	2,168	41.7%
Asset sale losses, net	(230)	(302)	N/M
Investment securities gains, net	2,456	—	N/M
Other	5,852	8,814	(33.6%)

Total noninterest income	70,773	71,373	(0.8%)
Noninterest Expense
Personnel expense	69,303	72,985	(5.0%)
Occupancy	11,758	9,888	18.9%
Equipment	4,588	4,018	14.2%
Data processing	7,248	6,293	15.2%
Business development and advertising	4,249	3,939	7.9%
Stationery and supplies	1,774	1,844	(3.8%)
Other intangible amortization	2,343	1,994	17.5%
Other	22,208	20,281	9.5%

Total noninterest expense	123,471	121,242	1.8%

Income before income taxes	109,706	113,712	(3.5%)
Income tax expense	27,999	36,242	(22.7%)

Net Income	$81,707	$77,470	5.5%

Earnings Per Share:
Basic	$0.60	$0.60	0.0%
Diluted	$0.60	$0.59	1.7%
Average Shares Outstanding:
Basic	135,114	129,781	4.1%
Diluted	136,404	131,358	3.8%

N/M — Not meaningful.

Consolidated Statements of Income (Unaudited) — Quarterly Trend
Associated Banc-Corp

(in thousands, except per share amounts)	1Q06	4Q05	3Q05	2Q05	1Q05

Interest Income
Interest and fees on loans	$261,015	$252,443	$223,202	$213,420	$200,309
Interest and dividends on investment securities and deposits in other financial institutions
Taxable	39,116	41,486	40,050	41,834	41,034
Tax-exempt	10,163	10,325	9,755	9,507	9,723
Interest on federal funds sold and securities purchased under agreements to resell	249	289	384	182	82

Total interest income	310,543	304,543	273,391	264,943	251,148
Interest Expense
Interest on deposits	77,878	66,934	53,598	48,087	44,433
Interest on short-term borrowings	33,244	26,828	23,628	21,731	17,169
Interest on long-term funding	32,552	35,186	32,087	28,451	23,638

Total interest expense	143,674	128,948	109,313	98,269	85,240

Net Interest Income	166,869	175,595	164,078	166,674	165,908
Provision for loan losses	4,465	3,676	3,345	3,671	2,327

Net interest income after provision for loan losses	162,404	171,919	160,733	163,003	163,581
Noninterest Income
Trust service fees	8,897	9,055	8,667	8,967	8,328
Service charges on deposit accounts	20,959	23,073	22,830	22,215	18,665
Mortgage banking, net	4,404	12,166	11,969	2,376	9,884
Card-based and other nondeposit fees	9,886	10,033	9,505	8,790	9,111
Retail commissions	15,478	13,624	12,905	15,370	14,705
Bank owned life insurance income	3,071	3,022	2,441	2,311	2,168
Asset sale gains (losses), net	(230)	2,766	942	539	(302)
Investment securities gains, net	2,456	1,179	1,446	1,491	—
Other	5,852	6,126	6,260	(355)	8,814

Total noninterest income	70,773	81,044	76,965	61,704	71,373
Noninterest Expense
Personnel expense	69,303	68,619	66,403	66,934	72,985
Occupancy	11,758	10,287	9,412	9,374	9,888
Equipment	4,588	4,361	4,199	4,214	4,018
Data processing	7,248	7,240	7,129	6,728	6,293
Business development and advertising	4,249	4,999	4,570	4,153	3,939
Stationery and supplies	1,774	1,869	1,599	1,644	1,844
Other intangible amortization	2,343	2,418	1,903	2,292	1,994
Other	22,208	25,746	22,133	20,995	20,281

Total noninterest expense	123,471	125,539	117,348	116,334	121,242

Income before income taxes	109,706	127,424	120,350	108,373	113,712
Income tax expense	27,999	39,783	39,315	34,358	36,242

Net Income	$81,707	$87,641	$81,035	$74,015	$77,470

Earnings Per Share:
Basic	$0.60	$0.65	$0.63	$0.57	$0.60
Diluted	$0.60	$0.64	$0.63	$0.57	$0.59
Average Shares Outstanding:
Basic	135,114	135,684	127,875	128,990	129,781
Diluted	136,404	137,005	129,346	130,463	131,358

Selected Quarterly Information
Associated Banc-Corp

(in thousands, except per share & full time equivalent employee data)	1st Qtr 2006	4th Qtr 2005	3rd Qtr 2005	2nd Qtr 2005	1st Qtr 2005

Summary of Operations

Net interest income	166,869	175,595	164,078	166,674	165,908
Provision for loan losses	4,465	3,676	3,345	3,671	2,327
Asset sale gains (losses), net	(230)	2,766	942	539	(302)
Investment securities gains, net	2,456	1,179	1,446	1,491	—
Noninterest income (excluding securities & asset gains)	68,547	77,099	74,577	59,674	71,675
Noninterest expense	123,471	125,539	117,348	116,334	121,242
Income before income taxes	109,706	127,424	120,350	108,373	113,712
Income taxes	27,999	39,783	39,315	34,358	36,242
Net income	81,707	87,641	81,035	74,015	77,470
Taxable equivalent adjustment	6,667	6,766	6,347	6,174	6,222

Per Common Share Data (1)

Net income:
Basic	$0.60	$0.65	$0.63	$0.57	$0.60
Diluted	0.60	0.64	0.63	0.57	0.59
Dividends	0.27	0.27	0.27	0.27	0.25
Market Value:
High	$34.83	$33.23	$34.74	$33.89	$33.50
Low	32.75	29.09	30.29	30.11	30.60
Close	33.98	32.55	30.48	33.58	31.23
Book value	16.98	17.15	16.12	15.80	15.62

Performance Ratios (annualized)

Earning assets yield	6.38%	6.12%	5.83%	5.71%	5.51%
Interest-bearing liabilities rate	3.37	2.98	2.66	2.42	2.13
Net interest margin	3.48	3.59	3.56	3.63	3.68
Return on average assets	1.52	1.58	1.56	1.44	1.54
Return on average equity	14.16	14.99	15.85	14.62	15.52
Return on tangible average equity (2)	23.48	22.70	24.55	22.65	24.13
Efficiency ratio (3)	51.00	48.38	47.90	50.03	49.73
Effective tax rate	25.52	31.22	32.67	31.70	31.87
Dividend payout ratio (4)	45.00	41.54	42.86	47.37	41.67

Average Balances

Assets	$21,871,969	$22,022,165	$20,607,901	$20,574,770	$20,467,698
Earning assets	19,910,420	20,080,758	18,960,035	18,916,921	18,756,555
Interest-bearing liabilities	17,204,860	17,090,134	16,198,492	16,207,719	16,139,002
Loans	15,327,803	15,154,225	14,163,827	14,084,246	13,977,621
Deposits	13,319,664	13,282,910	12,133,719	12,069,719	12,359,040
Wholesale funding	6,092,275	6,280,793	6,307,705	6,326,418	5,911,177
Stockholders’ equity	2,339,539	2,320,134	2,027,785	2,030,929	2,024,265
Stockholders’ equity / assets	10.70%	10.54%	9.84%	9.87%	9.89%

At Period End

Assets	$21,518,860	$22,100,082	$20,741,731	$20,753,714	$20,502,442
Loans	15,539,187	15,206,464	14,107,137	14,054,506	13,923,196
Allowance for loan losses	203,408	203,404	190,080	190,024	189,917
Goodwill	875,727	877,680	679,993	679,993	679,993
Mortgage servicing rights, net	68,116	68,841	78,688	74,103	78,182
Other intangible assets	49,174	51,517	37,004	38,907	41,199
Deposits	13,616,870	13,573,089	12,181,025	12,098,631	12,193,904
Wholesale funding	5,496,039	6,014,783	6,324,451	6,460,586	6,110,965
Stockholders’ equity	2,244,695	2,324,978	2,062,565	2,018,435	2,025,071
Stockholders’ equity / assets	10.43%	10.52%	9.94%	9.73%	9.88%
Tangible equity / tangible assets (5)	6.41%	6.59%	6.72%	6.49%	6.59%
Shares outstanding, end of period	132,167	135,602	127,985	127,743	129,622
Shares repurchased during period	4,030	974	—	2,111	411
Average per share cost of shares repurchased during period	$33.63	$30.82	$—	$33.10	$32.76
Year-to-date shares repurchased during period	4,030	3,496	2,522	2,522	411
YTD average per share cost of shares repurchased during period	$33.63	$32.43	$33.05	$33.05	$32.76

Selected trend information

Average full time equivalent employees	5,147	5,113	4,815	4,889	5,132
Trust assets under management, at market value	$5,200,000	$5,000,000	$4,900,000	$4,800,000	$4,700,000
Mortgage loans originated for sale	246,724	356,280	498,343	385,677	337,406
Portfolio serviced for others	8,050,000	8,028,000	9,492,000	9,479,000	9,528,000
Mortgage servicing rights, net / Portfolio serviced for others	0.85%	0.86%	0.83%	0.78%	0.82%

(1)	Per share data adjusted retroactively for stock splits & stock dividends.

(2)	Return on tangible average equity = Net income divided by average equity excluding average goodwill & other intangible assets. This is a non-GAAP financial measure.

(3)	Efficiency ratio = Noninterest expense divided by sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gains, net, & asset sales gains, net.

(4)	Ratio is based upon basic earnings per share.

(5)	Tangible equity to tangible assets = Stockholders’ equity excluding goodwill & other intangible assets divided by assets excluding goodwill & other intangible assets. This is a non-GAAP financial measure.

Financial Summary and Comparison
Associated Banc-Corp

	Three months ended
	March 31,
(in thousands)	2006	2005	% Change

Allowance for Loan Losses
Beginning balance	$203,404	$189,762	7.2%
Provision for loan losses	4,465	2,327	91.9%
Charge offs	(6,062)	(5,683)	6.7%
Recoveries	1,601	3,511	(54.4%)

Net charge offs	(4,461)	(2,172)	105.4%

Ending Balance	$203,408	$189,917	7.1%

Credit Quality			1Q06 vs 4Q05				1Q06 vs 1Q05
	Mar 31, 2006	Dec 31, 2005	% Change	Sept 30, 2005	June 30, 2005	Mar 31, 2005	% Change

Nonaccrual loans	$102,824	$95,313	7.9%	$107,298	$109,698	$99,835	3.0%
Loans 90 or more days past due and still accruing	7,068	3,270	116.1%	3,354	2,806	3,068	130.4%
Restructured loans	31	32	(3.1%)	33	35	36	(13.9%)

Total nonperforming loans	109,923	98,615	11.5%	110,685	112,539	102,939	6.8%
Other real estate owned	11,676	11,336	3.0%	10,017	3,685	4,019	190.5%

Total nonperforming assets	121,599	109,951	10.6%	120,702	116,224	106,958	13.7%

Provision for loan losses	4,465	3,676	21.5%	3,345	3,671	2,327	91.9%
Net charge offs	4,461	3,635	22.7%	3,289	3,564	2,172	105.4%

Allowance for loan losses / loans	1.31%	1.34%		1.35%	1.35%	1.36%
Allowance for loan losses / nonperforming loans	185.05	206.26		171.73	168.85	184.49
Nonperforming loans / total loans	0.71	0.65		0.78	0.80	0.74
Nonperforming assets / total assets	0.57	0.50		0.58	0.56	0.52
Net charge offs / average loans (annualized)	0.12	0.10		0.09	0.10	0.06
Year-to-date net charge offs / average loans	0.12	0.09		0.09	0.08	0.06

Period End Loan Composition			1Q06 vs 4Q05				1Q06 vs 1Q05
	Mar 31, 2006	Dec 31, 2005	% Change	Sept 30, 2005	June 30, 2005	Mar 31, 2005	% Change

Commercial, financial & agricultural	$3,571,835	$3,417,343	4.5%	$3,213,656	$3,086,663	$2,852,462	25.2%
Real estate — construction	1,981,473	1,783,267	11.1%	1,519,681	1,640,941	1,569,013	26.3%
Commercial real estate	4,024,260	4,064,327	(1.0%)	3,648,169	3,650,726	3,813,465	5.5%
Lease financing	62,600	61,315	2.1%	57,270	53,270	50,181	24.7%

Commercial	9,640,168	9,326,252	3.4%	8,438,776	8,431,600	8,285,121	16.4%
Home equity (a)	2,121,601	2,025,055	4.8%	1,878,436	1,806,236	1,744,676	21.6%
Installment	957,877	1,003,938	(4.6%)	1,024,356	1,025,621	1,048,510	(8.6%)

Retail	3,079,478	3,028,993	1.7%	2,902,792	2,831,857	2,793,186	10.2%
Residential mortgage	2,819,541	2,851,219	(1.1%)	2,765,569	2,791,049	2,844,889	(0.9%)

Total loans	$15,539,187	$15,206,464	2.2%	$14,107,137	$14,054,506	$13,923,196	11.6%

(a) Home equity includes home equity lines and residential mortgage junior liens.

Period End Deposit Composition			1Q06 vs 4Q05				1Q06 vs 1Q05
	Mar 31, 2006	Dec 31, 2005	% Change	Sept 30, 2005	June 30, 2005	Mar 31, 2005	% Change

Demand	$2,319,075	$2,504,926	(7.4%)	$2,256,774	$2,250,482	$2,156,592	7.5%
Savings	1,074,938	1,079,851	(0.5%)	1,074,234	1,117,922	1,137,120	(5.5%)
Interest-bearing demand	2,347,104	2,549,782	(7.9%)	2,252,711	2,227,188	2,485,548	(5.6%)
Money market	2,863,174	2,629,933	8.9%	2,240,606	2,094,796	2,112,490	35.5%
Brokered CDs	567,660	529,307	7.2%	407,459	491,781	218,111	160.3%
Other time deposits	4,444,919	4,279,290	3.9%	3,949,241	3,916,462	4,084,043	8.8%

Total deposits	$13,616,870	$13,573,089	0.3%	$12,181,025	$12,098,631	$12,193,904	11.7%

Net Interest Income Analysis — Taxable Equivalent Basis
Associated Banc-Corp

	Three months ended March 31, 2006			Three months ended March 31, 2005
	Average	Interest	Average	Average	Interest	Average
(in thousands)	Balance	Income / Expense	Yield / Rate	Balance	Income / Expense	Yield / Rate
Earning assets:
Loans: (1) (2) (3)
Commercial	$9,425,306	$164,288	6.97%	$8,265,444	$115,902	5.61%
Residential mortgage	2,877,613	40,946	5.71	2,836,893	39,418	5.58
Retail	3,024,884	56,350	7.50	2,875,284	45,378	6.40

Total loans	15,327,803	261,584	6.84	13,977,621	200,698	5.77
Investments and other	4,582,617	55,626	4.86	4,778,934	56,672	4.75

Total earning assets	19,910,420	317,210	6.38	18,756,555	257,370	5.51
Other assets, net	1,961,549			1,711,143

Total assets	$21,871,969			$20,467,698

Interest-bearing liabilities:
Savings deposits	$1,065,212	$943	0.36%	$1,119,263	$1,012	0.37%
Interest-bearing demand deposits	2,384,072	10,392	1.77	2,602,085	6,746	1.05
Money market deposits	2,800,403	21,352	3.09	2,116,014	7,396	1.42
Time deposits, excluding Brokered CDs	4,350,733	39,449	3.68	4,071,934	27,247	2.71

Total interest-bearing deposits, excluding Brokered CDs	10,600,420	72,136	2.76	9,909,296	42,401	1.74
Brokered CDs	512,165	5,742	4.55	318,529	2,032	2.59

Total interest-bearing deposits	11,112,585	77,878	2.84	10,227,825	44,433	1.76
Wholesale funding	6,092,275	65,796	4.32	5,911,177	40,807	2.76

Total interest-bearing liabilities	17,204,860	143,674	3.37	16,139,002	85,240	2.13
Noninterest-bearing demand	2,207,079			2,131,215
Other liabilities	120,491			173,216
Stockholders’ equity	2,339,539			2,024,265

Total liabilities and stockholders’ equity	$21,871,969			$20,467,698

Net interest income and rate spread (1)		$173,536	3.01%		$172,130	3.38%

Net interest margin (1)			3.48%			3.68%
Taxable equivalent adjustment		$6,667			$6,222

(1)	The yield on tax exempt loans and securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.

(2)	Nonaccrual loans and loans held for sale have been included in the average balances.

(3)	Interest income includes net loan fees.